                                                                    EXHIBIT 3.28

                                  COMPANIES ACT
                            CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF ACG EXCHANGE COMPANY

--------------------------------------------------------------------------------

1    -   The name of the Company is ACG EXCHANGE COMPANY.
--------------------------------------------------------------------------------

2    -   There are no restrictions on the objects and powers of the Company.

--------------------------------------------------------------------------------

3    -   Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:

                The Company shall have power to

                (a) sell or dispose of its undertaking or a substantial part thereof;

                (b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

                (c)     amalgamate with any company or other body of persons.

--------------------------------------------------------------------------------

4    -   The liability of all of the members is unlimited.